EXHIBIT 3.2

AMENDMENT
TO
SECOND AMENDED AND RESTATED
BYLAWS
OF
SPHERION CORPORATION

THIS AMENDMENT to the Second Amended and Restated Bylaws (the “By-laws”) of Spherion Corporation (the “Corporation”) was adopted by the board of directors (the “Board”) of the Corporation, as authorized pursuant to Article SIXTH of the By-laws of the Corporation, at a special meeting on July 5, 2003.  All capitalized terms used and not otherwise defined herein have the meanings given them in the By-laws.

1.                                       The first sentence of Section 3.01(a) of the By-laws is amended in its entirety to read as follows:

“The officers of the Corporation shall consist of the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, and the Treasurer, each of whom shall be elected by the Board of Directors at their first meeting after the annual meeting of the stockholders.”

2.                                       Section 3.01(b) of the By-laws is amended in its entirety to read as follows:

“(b)                           Chief Executive Officer.  Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer of the Corporation and he or she shall carry into effect all directions and resolutions of the Board of Directors.  The Chief Executive Officer shall have such other or further duties and authority as may be prescribed elsewhere in these By-laws or from time-to-time by the Board of Directors.”

3.                                       Sections 3.01(c) – (e) are renumbered Sections 3.01(d) – (f) and a new Section 3.01(c) is added to the By-laws to read as follows:

“(c)                            President.

(i)                                     Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.  If the President and the Chief Executive Officer are not the same person, the President shall be responsible for the day-to-day management of the business and affairs of the Corporation, shall enjoy all other powers commonly incident to the office, and shall perform such duties as may from time to time be assigned by the Board of Directors.  During the absence or disability of the Chief Executive Officer, it shall be the duty of the President to perform the duties of Chief Executive Officer.”

(ii)                                  The President may, but shall not be required to, execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the Corporation, and may cause the corporate seal to be affixed thereto.

(iii)                             Unless the Board of Directors otherwise provides, the President, or any person designated by the President, shall have full power and authority on behalf of the Corporation (a) to attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof the Corporation may have possessed and exercised if present, and (b) to execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any such securities held by the Corporation.

(iv)                            The President shall have such other or further duties and authority as may be prescribed elsewhere in these By-laws or from time-to-time by the Board of Directors.”

SECOND AMENDED AND RESTATED

BY-LAWS

OF

SPHERION CORPORATION

Effective as of April 1, 2002

ARTICLE I

STOCKHOLDERS

Section 1.01                                Annual Meetings.

(a)                                  Annual meetings of the stockholders of the Corporation shall be held on the third Tuesday of May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o’clock in the morning (10:00 a.m.) of that day, or at such other date and time as determined by the Board of Directors and stated in the notice of meeting.

(b)                                 If present at the meeting, the Chairman of the Board shall serve as chairman of the meeting.  If the Chairman of the Board is not present at the meeting, the President shall serve as chairman of the meeting.  If the President is not present at the meeting, a majority of the members of the Board of Directors present at the meeting shall select a chairman of the meeting.

(c)                                  At each annual meeting the stockholders shall elect qualified successors for directors whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business described in Subsection (d) of this Section 1.01; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

(d)                                 At the annual meeting of stockholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by a stockholder of the Corporation in accordance with the procedures set forth in this Subsection (d) of Section 1.01.   For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business or proposal desired to be brought before the annual meeting, (ii) the name and address, as such information appears on the Corporation’s books, of the stockholder proposing such business and any other stockholder known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation that are beneficially owned by such stockholder and each other stockholder to be supporting such proposal on the date of such stockholder’s notice, (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal, and (v) a representation that the stockholder is a holder of record of stock of the Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice.  The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business or proposal was not properly brought before the meeting in accordance with these procedures, and if the chairman should so determine the chairman shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing, nothing in this Section 1.01 shall be interpreted or construed to require the inclusion of information about any stockholder business or proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board of Directors.

Section 1.02                                Special Meetings.

(a)                                  Special meetings of stockholders may be called only by a majority of the Board of Directors, the Chairman of the Board or the President of the Corporation.  Any such call for a special meeting shall be in writing, signed by the persons making the same and delivered to the Secretary of the Corporation, and shall state the time, the day, the place and the purpose or purposes of the proposed meeting.  The business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.  The stockholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the stockholders or to bring business before a special meeting of stockholders.

(b)                                 If present at the meeting, the Chairman of the Board shall serve as chairman of the meeting.  If the Chairman of the Board is not present at the meeting, the President shall serve as chairman of the meeting.  If the President is not present at the meeting, a majority of the members of the Board of Directors present at the meeting shall select a chairman of the meeting.

Section 1.03                                Place of Meetings.  Each meeting of the stockholders shall be held at the principal executive office of the Corporation or at such other place, within or without the State of Delaware, as may be designated by the Board of Directors, the Chairman of the Board or the President.

Section 1.04                                Adjournments.  Any meeting of the stockholders may be adjourned from time to time to another date, time and place.  If any meeting of the stockholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

Section 1.05                                Notice of Meetings.  Unless otherwise required by law, written notice of each meeting of the stockholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting, except as specified in Section 1.04 or as otherwise permitted by law.  If action is proposed to be taken that might entitle stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect.

Section 1.06                                Waiver of Notice.  A stockholder may waive notice of the date, time, place and purpose or purposes of a meeting of stockholders.  A waiver of notice by a stockholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a stockholder at a meeting is a waiver of notice of that meeting, unless the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 1.07                                Voting Rights; Acts of Stockholders.

(a)                                  At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy in accordance with Section 1.09.  Unless otherwise provided by the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in the stockholder’s name on the books of the Corporation.  At all meetings of stockholders, the voting may be by voice vote, except that, unless otherwise provided by the Certificate of Incorporation, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot.  If a stockholder votes without designating the proportion or number of shares voted in a particular way, such stockholder shall be deemed to have voted all of the shares in that way.

(b)                                 Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Except when the Certificate of Incorporation or these By-laws specifically provide for a different vote on a particular matter, or when a greater vote is required by law, regulation or rules of any applicable stock exchange, the affirmative vote of the majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

Section 1.08                                Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of stockholders.  Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.  If no record date is fixed, one shall be determined in accordance with the provisions of law.

Section 1.09                                Proxies.

(a)                                  A stockholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective.  The stockholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the stockholder authorized such transmission.  Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.  No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy.  Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in such proxy or required by law.

(b)                                 A stockholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote.  A proxy who is given authority by a stockholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

Section 1.10                                Quorum.

(a)                                  A majority of the stock issued and outstanding and entitled to vote thereat, the holders of which are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise required by law, by the Certificate of Incorporation or by these By-laws.

(b)                                      At any meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or represented by proxy at such meeting shall have power successively to adjourn the meeting from time-to-time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy.  At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned.  If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(c)                                  When a quorum is once present to organize a meeting, it will not be deemed broken by the subsequent withdrawal of any stockholders.

ARTICLE II

DIRECTORS

Section 2.01                                Qualifications.  Except as may otherwise be required by law or provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the members of which shall be at least 21 years of age.  Directors shall be natural persons and, unless required by the Certificate of Incorporation, need not be stockholders.  Each Director shall hold office until his successor shall have been elected and qualified or until his earlier resignation and removal.  Each Director, upon his election, shall be deemed to have qualified by filing with the Corporation his written acceptance of such office, which shall be placed in the minute book, or by his attendance at, or consent to action in lieu of, any regular or special meeting of directors.

Section 2.02                                Number.  The Board of Directors shall consist of a number of directors as determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the entire Board of Directors.

Section 2.03                                Newly Created Directorships and Vacancies.  Unless otherwise provided in the Certificate of Incorporation, any newly created directorship resulting from an increase in the number of directors and any vacancy occurring on the Board for any reason may be filled for the unexpired term by a majority vote of the remaining directors, even if less than a quorum, or by a sole remaining director.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.  No decrease in the number of directors shall shorten the term of any incumbent directors.

Section 2.04                                Nominations.

(a)                                  Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders or special meeting of stockholders called by the Board of Directors for the purpose of electing directors.  Nominations may be made only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 2.04. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 50 days nor more than 75 days prior to the scheduled date of the stockholders’ meeting, regardless of any postponement, deferral or adjournment of that meeting to a later date; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed and received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) the day on which such public disclosure was made.

(b)                                 A stockholder’s notice to the Secretary shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder’s notice, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any statute or regulation successor thereto (the “Exchange Act”), including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to the stockholder giving notice, (A) the name and address, as such information appears on the Corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and each other stockholder known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice, and (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder.

(c)                                  Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.04. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.04, and if the chairman should so determine the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.05                                Resignation.  Any director may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors, the President or the Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

Section 2.06                                Place of Meetings; Means of Participation.

(a)                                  Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated in the notice of meeting.

(b)                                 Any director or directors may participate in a Board of Directors meeting by any means of communication through which the director, other directors so participating and all directors, if any, physically present at the meeting may simultaneously hear each other during the meeting.  A director so participating shall be deemed present in person at the meeting.

Section 2.07                                Chairman of the Board.  The directors may elect one of their members to be Chairman of the Board of Directors.  The Chairman shall be subject to the control of and may be removed by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and directors at which the Chairman is present and shall perform such other duties as may from time to time be assigned to the Chairman by the Board of Directors.

Section 2.08                                Notice of Meetings of the Board.

(a)                                  Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by a resolution of a majority of the full Board of Directors. Any business may be transacted at a regular meeting.

(b)                                 Special meetings of the Board of Directors may be held upon written notice to each director and may be called by the Chairman of the Board, the President or by two or more of the members of the Board.  Written notice of each special meeting of the Board of Directors, stating the place, day, and hour of the meeting, shall be mailed to each director at least two days before the day on which the meeting is to be held, or shall be sent to each director by telegram, facsimile or electronically or delivered personally, at least one day before the day on which the meeting is to be held.  The notice may be given by any person or persons having the authority to call the meeting.  Any special meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat.

 Section 2.09                             Waiver of Notice; Previously Scheduled Meetings.

(a)                                  A director of the Corporation may waive notice of the date, time and place of a meeting of the Board of Directors.  A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance.  Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

(b)                                 If the date, time and place of a Board of Directors meeting have been announced at a previous meeting of the Board of Directors, no notice is required.  Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

Section 2.10                                Quorum.  Except as otherwise required by law or specified in the Certificate of Incorporation or these By-laws, the presence of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business.  In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present.  If a quorum is present when a duly called or held meeting is convened, the directors present may, except as otherwise required by law or specified in the Certificate of Incorporation or these By-laws, continue to transact business until conclusion of the meeting, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

Section 2.11                                Acts of Board of Directors.  Except as otherwise required by law or specified in the Certificate of Incorporation or these By-laws, the Board of Directors shall take action by the affirmative vote of a majority of the directors present at a duly held Board of Directors meeting.

Section 2.12                                Action Without a Meeting.  Except as otherwise required by law or specified in the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by written action signed by all of the directors.  The written action will be effective when signed by all of the directors, unless a different effective time is provided in the written action.

Section 2.13                                Committees.

(a)                                  A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation only to the extent provided in the resolution.  Committees shall be subject at all times to the direction and control of the Board of Directors.

(b)                                 A committee shall consist of one or more directors, appointed by affirmative vote of a majority of the directors present at a duly held Board of Directors meeting.  The Board of Directors may designate, by affirmative vote of a majority of the directors present at a duly held Board of Directors meeting, one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(c)                                  Sections 2.05 to 2.12 of these By-laws shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and directors.

(d)                                 Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

 Section 2.14                             Compensation.  The Board of Directors may fix the compensation, if any, of directors and of committee members.  However, nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving his or her regular compensation therefore.

ARTICLE III

OFFICERS

Section 3.01                                Officers.

(a)                                  Who Shall Constitute.  The officers of the Corporation shall consist of the President, one or more Vice Presidents, the Secretary, and the Treasurer, each of whom shall be elected by the Board of Directors at their first meeting after the annual meeting of the stockholders.  The Board of Directors may also designate additional assistant vice presidents, assistant secretaries and assistant treasurers.  Officers may be members of the Board of Directors.  Any number of offices may be held by the same person.  An officer shall be deemed qualified when the officer enters upon the duties of the office to which the officer has been elected or appointed and furnishes any bond required by the Board; but the Board may also require the officer’s written acceptance and promise faithfully to discharge the duties of such office.

(b)                                 President and Chief Executive Officer.

(i)                                     The President shall be the Chief Executive Officer of the Corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the Chief Executive Officer of the Corporation and he or she shall carry into effect all directions and resolutions of the Board of Directors.

(ii)                                  The President may, but shall not be required to, execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the Corporation, and may cause the corporate seal to be affixed thereto.

(iii)                               Unless the Board of Directors otherwise provides, the President, or any person designated by the President, shall have full power and authority on behalf of the Corporation (a) to attend and to vote or take action at any meeting of the holders of securities of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as the holder thereof the Corporation may have possessed and exercised if present, and (b) to execute and deliver waivers of notice and proxies for and in the name of the Corporation with respect to any such securities held by the Corporation.

(iv)                              The President shall have such other or further duties and authority as may be prescribed elsewhere in these By-laws or from time-to-time by the Board of Directors.

(c)                                  Vice Presidents.  In the absence of the President or in the event of the President’s disability, inability, or refusal to act, the Vice President (or in the event there be more than one vice president, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may from time-to-time prescribe.

(d)                                 Secretary and Assistant Secretary.

(i)                                     The Secretary may attend all sessions of the Board of Directors and all meetings of the stockholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the Corporation to be kept for that purpose.  The Secretary shall perform like duties for committees when requested to do so by the Board of Directors or any such committee.

(ii)                                  It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this responsibility shall not lessen the authority of others to give such notice as is authorized elsewhere in these By-laws.

(iii)                               The Secretary shall see that all books, records, lists, and information, or duplicates, required to be maintained in the State of Delaware or elsewhere, are so maintained.

(iv)                              The Secretary shall keep in safe custody the seal of the Corporation and shall have the authority to affix the seal to any instrument requiring it, and when so affixed, the Secretary shall attest the seal by the Secretary’s signature.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

(v)                                 The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these By-laws or from time-to-time by the Board of Directors or the President of the Corporation, under whose direct supervision the Secretary shall be.

(vi)                              In the absence of the Secretary or in the event of the Secretary’s disability, inability, or refusal to act, the Assistant Secretary (or in the event there be more than one assistant secretary, the assistant secretaries in the order designated by the Board of Directors or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time-to-time prescribe.

(e)                                  Treasurer and Assistant Treasurer.

(i)                                     The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep, or cause to be kept, all other books of account and accounting records of the Corporation.  The Treasurer shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the President, or by any officer of the Corporation to whom such authority has been granted by the Board of Directors.

(ii)                                  The Treasurer shall disburse, or permit to be disbursed the funds of the Corporation as may be ordered, or authorized generally, by the Board of Directors, and shall render to the President of the Corporation and the directors whenever they may require it, an account of all his or her transactions as Treasurer and of those under the Treasurer’s jurisdiction, and of the financial condition of the Corporation.

(iii)                               The Treasurer shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these By-laws or from time-to-time by the Board of Directors.

(iv)                              The Treasurer shall have the general duties, powers, and responsibilities of a treasurer of a corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of the Treasurer’s office, and for the restoration to the Corporation, in the case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under the Treasurer’s control which belong to the Corporation.

(v)                                 In the absence of the Treasurer or in the event of the Treasurer’s disability, inability, or refusal to act, the Assistant Treasurer (or in the event there be more than one assistant treasurer, the assistant treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other authority as the Board of Directors may from time-to-time prescribe.

Section 3.02                                Other Officers.  The President may from time to time appoint one or more natural persons to hold such other non-executive offices of the Corporation as the President deems necessary or advisable for the operation and management of the Corporation.  A person appointed to any such office shall have such powers, rights, duties and responsibilities as may be prescribed by the President from time to time.

Section 3.03                                Delegation of Duties.  If an officer of the Corporation shall be absent or unable or unwilling to act, or for other reason that the Board of Directors may deem sufficient, the Board of Directors may, by an affirmative vote of a majority of the full Board of Directors, delegate for the time being some or all of the functions, duties, powers, and responsibilities of any officer to any other officer, or to any other agent or employee of the Corporation or other responsible person.

Section 3.04                                Term.

(a)                                  Each Officer shall hold office until the next annual meeting of the Board of Directors after his or her installation in such office or for such other time as the Board of Directors may specify at the time of his or her election or appointment, or until the earlier of his or her death, resignation or removal.

(b)                                 Each other officer of the Corporation shall hold office until his or her successor is chosen and has qualified or until the earlier of his or her death, resignation or removal.

(c)                                  An officer may resign at any time by giving written notice to the Corporation.  The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

(d)                                 An officer may be removed at any time, with or without cause, by a resolution duly adopted by the Board of Directors.

(e)                                  A vacancy in an Office because of death, resignation, removal, disqualification or other cause may be filled by the Board of Directors.

Section 3.05                                Compensation.  Except as otherwise required by law, compensation of all Officers of the Corporation shall be fixed by, or under authority of, the Board of Directors or any such committee to which the Board delegates such responsibility.

Section 3.06                                Delegation of Authority.  The Board of Directors may delegate to the President or other Officer or employee of the Corporation, authority to hire, discharge, fix, and modify the duties, salary, or other compensation of employees of the Corporation under their jurisdiction, and the Board of Directors may delegate to such Officer or employee similar authority with respect to obtaining and retaining for the Corporation the services of attorneys, accountants and other experts.

ARTICLE IV

INDEMNIFICATION

Section 4.01                                Indemnification.

(a)                                  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys’ fees and expenses), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement incurred by that person in connection with such action, suit or proceeding.  Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 4.01.  Such right of indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs and personal representatives of such person.  The indemnification provided by this Section 4.01 shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the Certificate of Incorporation or the By-laws, or by any agreement, vote of stockholders, resolution of disinterested directors, provision of law or otherwise.  Notwithstanding the foregoing, the Corporation shall be required to indemnify a person in connection with the proceeding initiated by such person only if such proceeding was authorized by the Board of Directors.

(b)                                 The right of indemnification conferred by this Section 4.01 shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the fullest extent permitted by the laws of the State of Delaware.  The right to indemnification conferred on persons by this section shall be a contractual right.

(c)                                  The rights to indemnification and to the advancement of expenses conferred in this Section 4.01 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.  References in this Section 4.01 to the laws of the State of Delaware shall mean such laws as from time to time in effect.

(d)                                 Neither any amendment or repeal of the foregoing provisions of this Section 4.01 or the provisions of Section 4.02 below, nor adoption of any provision of the Certificate of Incorporation or these By-laws which is inconsistent with the foregoing provisions of this Section 4.01 or the provisions of Sections 4.02 and 4.03 below shall adversely affect any right or protection for a person existing at the time of such amendment, repeal or adoption.

Section 4.02                                Procedure.

(a)                                  Any indemnification under this Article IV shall be made no later than 30 days after receipt by the Corporation of the written request of a director or officer or former director or officer.

(b)                                 (i)                                     In addition to the provisions of Section 4.02(c), in the event that a Change in Control (as defined below) has occurred and the Corporation has not honored the written request of the director or officer or former director or officer seeking indemnification within 30 days after receipt of such notice, the person seeking indemnification may request that his request be reviewed by Independent Legal Counsel (as defined below) chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation).  Independent Legal Counsel shall have 10 days after receipt of such request to deliver a written opinion as to the availability of the indemnification provided under this Article IV as it applies to the particular request of the person seeking indemnification.

(ii)                                  “Change of Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change of control shall be deemed to have occurred if (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same portions as their ownership of stock of the Corporation, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the total voting power represented by the Corporation’s then outstanding shares of capital stock entitled to vote (the “Voting Securities”), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election to the Board of Directors or nomination for election by the Corporation’s stockholders who were approved by a vote of at least 2/3 of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding (or by being converted into any voting securities of the surviving entity) at least 80% of the total voting power represented by all Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

(iii)                               “Independent Legal Counsel” shall mean legal counsel other than an attorney, or a firm having associated with an attorney, who has been retained by or who has performed services for the Corporation or the person seeking indemnification within the previous three years.

(c)                                  The right to indemnification under this Article IV shall be enforceable by the director or officer or former director or officer in any court of competent jurisdiction.  The burden of proving that indemnification is not appropriate shall be on the Corporation.  The expense (including attorneys’ fees and expenses) incurred by the director or officer or former director or officer in connection with successfully establishing his right to indemnification, in whole or in part, in any such action (or in any action or claim brought by such officer or director to recover under any insurance policy or policies referred to in Section 4.03) shall also be indemnified by the Corporation.

Section 4.03                                Insurance.  The Corporation may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, regardless of whether the Corporation would otherwise be required to indemnify the person against the liability.

ARTICLE V

SHARES

Section 5.01                                Certificated Shares.

(a)                                  The shares of the Corporation shall be certificated shares.  Each holder of duly issued certificated shares is entitled to a certificate evidencing such shares.

(b)                                 Each certificate evidencing shares of the Corporation shall be signed by (i) the President or any Vice President and (ii) the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signatures of such officers upon such certificate may be facsimiles, engraved or printed.  If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

(c)                                  A certificate evidencing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

Section 5.02                                Declaration of Dividends and Other Distributions.  The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law and subject to the provisions of the Certificate of Incorporation.

Section 5.03                                Transfer of Shares.  Transfers of stock shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation.  Until and unless the Board of Directors appoints some other person, firm, or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation without the necessity of any formal action of the Board, or any person designated by the Secretary, shall perform all of the duties thereof.

Section 5.04                                Lost or Destroyed Certificates.  A new certificate evidencing shares may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of any such new certificate.

ARTICLE VI

MISCELLANEOUS

Section 6.01                                Execution of Instruments.

(a)                                  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by an Officer or by such other person or persons as may be designated from time to time by the Board of Directors or the President.

(b)                                 If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Section 6.02                                Advances. The Corporation may, without a vote of the Board of Directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

Section 6.03                                Corporate Seal.  The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation, the year of its creation and the following words:

“Corporate Seal Delaware”

Section 6.04                                Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.05                                Amendments.  These By-laws may be amended by the Board of Directors or by the affirmative vote of stockholders owning a majority of the outstanding common stock of the Corporation.

Section 6.06                                References to Certificate of Incorporation.  References to the Certificate of Incorporation in these By-laws shall include all amendments thereto or changes thereof unless specifically excepted.